Exhibit 99.1

For More Information:
Public Relations	Investor Relations
Barbara Heffner	Timothy Dolan
CHEN PR, Inc	ICR
781-672-3112	617-956-6727
bheffner@chenpr.com	tdolan@icrinc.com

PHASE FORWARD REPORTS SECOND QUARTER 2008 RESULTS

•                  Revenue of $40.9 million increases 30% over prior year

•                  Non-GAAP operating income of $6.4 million increases 42% over prior year

Waltham, MA – July 28, 2008 – Phase Forward Incorporated (NASDAQ: PFWD), a leading provider of data management solutions for clinical trials and drug safety, today announced its financial results for the second quarter of 2008.

Revenues for the second quarter of 2008 were $40.9 million, a 30% increase from $31.5 million in the second quarter of 2007.  Within total revenues, InForm™ license, application hosting and other related revenues were $31.1 million, representing 76% of second quarter total revenues and an increase of 37% from $22.8 million in the prior year period.

Bob Weiler, chief executive officer and president, remarked, “During the quarter, we signed noteworthy deals with both new and existing customers across the range of our target markets.  We are particularly pleased with the continued success of our CRO Advantage Program during the quarter, as evidenced by winning new CRO customers and deepening our relationships with a number of existing strategic CRO partners.”

For the second quarter of 2008, GAAP income from operations was $4.2 million, compared to $3.2 million in the second quarter of 2007.  GAAP net income for the period was $3.7 million, or $0.08 per diluted share, compared to net income of $4.3 million, or $0.11 per diluted share, in the second quarter of 2007.

For the second quarter of 2008, non-GAAP income from operations was $6.4 million, representing an increase of 42% from the prior year period and a non-GAAP operating margin of 15.7%.  Non-GAAP net income for the period was $5.2 million, or $0.12 per diluted share, compared to $5.6 million, or $0.14 per diluted share, in the second quarter of 2007.  Non-GAAP EPS was at the high end of the company’s guidance of $0.11 to $0.12 for the second quarter of 2008, while the year-over-year decline was due entirely to an increase in the company’s tax rate to 35.0% in the second quarter of 2008 as compared to 7.9% in the second quarter of 2007.

The attached table presents a reconciliation of GAAP to non-GAAP income from operations and net income and net income per share applicable to common stockholders for the second quarter of 2008 and 2007.

Cash, cash equivalents, short-term and long-term investments were $215.9 million at the end of the second quarter of 2008, an increase of $16.7 million from $199.3 million at the end of the prior quarter.  The increase in cash was primarily due to cash provided by operations, which was $23.3 million during the second quarter, bringing cash from operations to $41.9 million for the six months ending June 30, 2008.  Total deferred revenue was $82.7 million at the end of the quarter, a decrease of $1.2 million compared to $83.9 million at the end of the prior quarter, and up $15.6 million from December 31, 2007.

 Business Highlights

•                  Charles River Laboratories, a major contract research organization (CRO) focused on preclinical and early stage clinical development, signed as a new InForm™ customer for their Phase I operations.

•                  Second quarter revenues from CROs of $7.6 million represented a growth of 35% over the same period in 2007.  The company expanded its relationship with existing CRO customers such as i3 Statprobe, a division of Ingenix, ICON, Chiltern International, Omnicare, Veristat and Quintiles, amongst others.

•                  In the safety area, the company closed business with customers such as Genzyme related to its Clinical Trials Signal Detection (CTSD™) and WebSDM™ products and Galderma related to its Empirica™ Trace solution.

•                  Phase Forward formed an alliance with AG Mednet, a clinical trials imaging network, to integrate its InForm integrated trial management system with AG Mednet’s imaging transport network. The joint solution will help streamline the process of transporting images between clinical sites and central reviewers, and will enable trial sponsors to access the status of patient images in real-time.

•                  The Software & Information Industry Association (SIIA) named Phase Forward the winner of the 2008 CODiE Award for Best Medical and Health Information Product for its InForm Integrated Trial Management (ITM) 4.6 product.

•                  GSK received the prestigious “Best Practices” award at the recent Bio-IT World Life Sciences Conference & Expo for their implementation of Phase Forward’s Clinical Trials Signal Detection (CTSD) product.  This marked the second time in three years CTSD has been honored by this event.

•                  The company announced the Empirica™ Signal product, a major new release of the company’s signal detection and management software formerly known as WebVDME™.  Empirica Signal is a state-of-the-art data mining and knowledge management tool.  This release will provide a much more powerful yet easier to use environment for detecting and managing safety signals throughout the product life cycle.

Financial Outlook

The following statements are based on current expectations and the company assumes no obligation to update or confirm them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below and the factors identified in our public filings made with the Securities and Exchange Commission, or other factors.

For the third quarter of 2008, the company expects revenues to be between $42.6 and $43.3 million.  The company expects non-GAAP operating income to be between $6.9 and $7.3 million, with non-GAAP EPS expected to be $0.12. GAAP EPS is expected to be between $0.08 and $0.09, including non-cash expenses associated with stock-based compensation expense and the amortization of intangible assets.  The expected EPS reflects an estimated tax rate of between 36% and 37%.

For the full year 2008, the company expects revenues to be between $167 and $169 million.  On a non-GAAP basis, operating margin is expected to be between 16.5% and 16.9%, with non-GAAP EPS between $0.48 and $0.49. GAAP EPS is expected to be between $0.34 and $0.35, including non-cash expenses associated with stock-based compensation expense and the amortization of intangible assets.  The expected EPS reflects an estimated tax rate to be between 36% and 37%.

Conference Call

The company plans to host its investor conference call today at 5:00 pm EST to discuss its financial results for the second quarter of 2008 and its outlook for the third quarter and full year 2008. The investor conference call will be available via live web cast on Phase Forward’s web site at www.phaseforward.com under the tab “Investors.” To participate by telephone, the domestic dial-in  number is 888-680-0890 and the international dial-in is 617-213-4857.  The access code is 35453643.  Investors are advised to dial in at least five minutes prior to the call to register. The webcast will be available for replay until Monday, August 25, 2008 on the “Investors” page of Phase Forward’s website.

About Phase Forward

Phase Forward is a leading provider of integrated data management solutions for clinical trials and drug safety. The company offers proven solutions for electronic data capture (InForm™), phase I clinic automation (LabPas™), clinical data management (Clintrial™), clinical trials signal detection (CTSD™), strategic pharmacovigilance (WebVDME™ and Signal Management), adverse event reporting (Empirica™ Trace) and applied data standards (WebSDM™). In addition, the company provides services in the areas of application implementation, hosting and validation, data integration, business process optimization, safety data management and industry standards. Phase Forward’s products and services have been utilized in over 10,000 clinical trials involving more than 1,000,000 clinical trial study participants at over 280 organizations and regulatory agencies worldwide including: AstraZeneca, Boston Scientific, Dana-Farber Cancer Institute, Eli Lilly, the U.S. Food and Drug

Administration, GlaxoSmithKline, Harvard Clinical Research Institute, Merck Serono, Novartis, Novo Nordisk, PAREXEL International, Procter & Gamble, Quintiles, sanofi-aventis, Schering-Plough Research Institute, Servier, Tibotec and the U.K. Medicines and Healthcare Products Regulatory Agency. Additional information about Phase Forward is available at www.phaseforward.com.

Cautionary Statement

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Phase Forward’s expectations and assumptions concerning management’s forecast of financial performance, the performance of Phase Forward’s products and services, future business and operations plans of Phase Forward’s customers, the ability of Phase Forward’s customers to realize benefits from the use of Phase Forward’s products and services, and management’s plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Phase Forward’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, changes in our customers’ industries; our ability to convince prospective customers to adopt our solutions; competition and changes in competition during future periods; changing customer requirements; governmental regulation; our ability to maintain profitability; fluctuations in our operating results; long sales and implementation cycles; our dependence on a limited number of customers or suppliers; product performance; third party service interruptions or delays; technology failures; our ability to maintain customer relationships and contracts; our ability to retain and hire skilled personnel; our ability to protect our intellectual property rights; product liability or intellectual property infringement claims brought against us; acquisitions; our ability to manage our rapid growth; our ability to obtain capital when desired on favorable terms; and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Phase Forward undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Phase Forward, see the disclosure contained in Phase Forward’s public filings with the Securities and Exchange Commission including, without limitation, its most recent Annual Report on Form 10-K.

Non-GAAP Financial Information

Phase Forward provides non-GAAP income from operations, net income, and net income per share applicable to common stockholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Phase Forward’s management believes these non-GAAP measures are useful to investors because this supplemental information facilitates comparisons to prior periods. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

Phase Forward Incorporated

Condensed Consolidated Statements of Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2008	2007	2008

Revenues:
License	$11,469	$13,087	$22,505	$25,701
Service	20,065	27,764	39,113	53,170

Total revenues	31,534	40,851	61,618	78,871
Costs of revenues:
License	529	626	1,134	1,281
Service(1)	12,359	17,191	23,886	32,719

Total cost of revenues	12,888	17,817	25,020	34,000
Gross margin:
License	10,940	12,461	21,371	24,420
Service	7,706	10,573	15,227	20,451

Total gross margin	18,646	23,034	36,598	44,871

Operating expenses:
Sales and marketing(1)	5,775	6,783	11,222	12,934
Research and development(1)	4,922	6,021	9,554	11,579
General and administrative(1)	4,787	6,045	9,425	11,745

Total operating expenses	15,484	18,849	30,201	36,258

Income from operations	3,162	4,185	6,397	8,613
Other income (expense):
Interest income	1,532	1,386	2,396	3,287
Other, net	4	115	(62)	249

Total other income	1,536	1,501	2,334	3,536

Income before provision for income taxes	4,698	5,686	8,731	12,149
Provision for income taxes	370	1,992	922	4,453

Net income	$4,328	$3,694	$7,809	$7,696

Net income per share applicable to common stockholders:
Basic	$0.12	$0.09	$0.22	$0.18

Diluted	$0.11	$0.08	$0.21	$0.18

Weighted average number of common shares used in net income per share calculations:
Basic	36,991	42,007	35,815	41,933

Diluted	38,997	43,859	37,727	43,798

(1) Amounts include stock-based compensation expense, as follows:
Costs of service revenues	$118	$448	$228	$841
Sales and marketing	203	368	369	682
Research and development	179	323	335	602
General and administrative	665	853	1,265	1,613

Total stock-based compensation expense	$1,165	$1,992	$2,197	$3,738

Phase Forward Incorporated

Tables of Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2008	2007	2008
Reconciliation of GAAP to Non-GAAP income from operations:
GAAP income from operations	$3,162	$4,185	$6,397	$8,613
Stock-based compensation expense	1,165	1,992	2,197	3,738
Amortization of intangible assets	218	255	435	510

Non-GAAP income from operations	$4,545	$6,432	$9,029	$12,861

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2008	2007	2008
Reconciliation of GAAP to Non-GAAP net income and net income per share applicable to common stockholders:
GAAP net income	$4,328	$3,694	$7,809	$7,696
Stock-based compensation expense, net of tax	1,073	1,294	1,965	2,368
Amortization of intangible assets, net of tax	201	166	389	323

Non-GAAP net income	$5,602	$5,154	$10,163	$10,387

GAAP net income per share applicable to common stockholders:
Diluted	$0.11	$0.08	$0.21	$0.18

Non-GAAP net income per share applicable to common stockholders:
Diluted	$0.14	$0.12	$0.27	$0.24

Phase Forward Incorporated

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands, except per share amounts)

	December 31,	June 30,
	2007	2008

Assets
Current assets:
Cash and cash equivalents	$133,401	$171,601
Restricted Cash	—	500
Short-term investments	25,171	21,043
Accounts receivable, net of allowance of $270 and $387 in 2007 and 2008, respectively	35,515	28,993
Deferred set up costs, current portion	2,062	2,370
Prepaid commissions and royalties, current portion	4,458	4,584
Prepaid expenses and other current assets	4,513	4,018
Deferred income taxes	10,061	11,185

Total current assets	215,181	244,294

Long-term investments	24,050	23,292
Property and equipment, net	15,967	17,585
Deferred set up costs, net of current portion	1,347	1,635
Prepaid commissions and royalties, net of current portion	3,614	4,279
Intangible assets, net of accumulated amortization of $2,044 and $2,554 in 2007 and 2008, respectively	3,356	2,846
Goodwill	25,511	25,486
Deferred income taxes	16,576	11,606
Restricted cash, noncurrent	—	962
Other assets	267	499

Total assets	$305,869	$332,484

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$1,222	$2,629
Accrued expenses	19,447	17,210
Deferred revenue, current portion	61,750	71,921
Deferred rent, current portion	240	34

Total current liabilities	82,659	91,794

Deferred revenues, net of current portion	5,380	10,793
Deferred rent, net of current portion	116	—
Other long-term liabilities	1,277	2,178

Total liabilities	89,432	104,765

Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized—5,000 shares
Issued—0 shares	—	—
Common stock, $0.01 par value:
Authorized—100,000 shares
Issued—42,724 and 42,832 shares in 2007 and 2008, respectively	428	428
Additional paid-in capital	274,869	278,735
Treasury stock, 37 shares at cost	(111)	(111)
Accumulated other comprehensive income	746	466
Accumulated deficit	(59,495)	(51,799)

Total stockholders’ equity	216,437	227,719

Total liabilities and stockholders’ equity	$305,869	$332,484

Phase Forward Incorporated

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Six Months Ended June 30,
	2007	2008

Operating activities
Net income	$7,809	$7,696
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,172	4,492
Stock-based compensation expense	2,197	3,738
Loss on disposal of fixed assets	—	317
Foreign currency exchange loss (gain)	62	(14)
Provision for allowance for doubtful accounts	100	71
Deferred income taxes	(2,592)	4,328
Non-cash income tax expense	3,023	—
Amortization of premiums or discounts on investments	40	(125)
Changes in assets and liabilities:
Accounts receivable	3,641	7,235
Deferred costs	(1,448)	(1,271)
Prepaid expenses and other current assets	(561)	514
Accounts payable	349	1,396
Accrued expenses	(629)	(1,594)
Deferred revenue	11,043	15,417
Deferred rent	(293)	(321)

Net cash provided by operating activities	25,913	41,879

Investing activities
Increase in restricted cash	—	(1,462)
Proceeds from maturities of short-term investments	45,422	39,825
Purchase of short-term and long-term investments	(51,919)	(36,091)
Purchase of property and equipment	(6,105)	(5,895)
Increase in other current assets	—	(219)

Net cash used in investing activities	(12,602)	(3,842)

Financing activities
Net proceeds from issuance of common stock, net of withholding taxes in connection with vesting of restricted stock awards	90,078	126

Net cash provided by financing activities	90,078	126

Effect of exchange rate changes on cash and cash equivalents	(90)	37

Net increase in cash and cash equivalents	103,299	38,200
Cash and cash equivalents at beginning of period	42,169	133,401

Cash and cash equivalents at end of period	145,468	171,601
Short and long-term investments at end of period	33,924	44,335

Total cash, cash equivalents and short and long-term investments at end of period	$179,392	$215,936